EXHIBIT 99.1


                               [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE
---------------------

                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                     IMPROVED SECOND QUARTER FY 2003 RESULTS

                - Revenue increases 16.5% to record $9.8 million


AGOURA  HILLS,  CALIF.,  MAY  7, 2003 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment services, today reported financial and operating results for the three and six months ended March 31, 2003.

Revenue for the second quarter of fiscal 2003 was a record $9,767,000, an increase of 16.5%, as compared to $8,386,000 in the prior year quarter.

Operating income rose to $465,000, as compared to an operating loss of $3,129,000 in the same period last year. The year-over-year improvement can be primarily attributed to the absence of $2,669,000 of legal and settlement fees incurred in the second quarter of fiscal 2002, elimination of $128,000 in amortization of goodwill, and a reduction of $300,000 in valuation allowance for real estate and inventory recorded in the prior year quarter. Excluding these expense items, operating income increased by $497,000 over the same quarter last year.

The Company reported net income of $268,000, or $0.05 per share on a fully diluted basis, in the quarter, as compared to a net loss of $1.9 million, or $0.33 per share in the second quarter of fiscal 2002.

"We are pleased to report another quarter of strong organic growth and improving profitability," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "ECHO's complete and flexible end-to-end solution that encompasses all popular forms of payment and our commitment to high-quality customer service has translated into nine sequential quarters of revenue growth. As our payment processing services gain traction in our core small and mid-sized markets and we grow our customer base, we are able to realize the operating leverage inherent in our business. For the quarter, gross margin from processing and transaction revenue increased to 34.6%, from 30.5% in the second quarter of fiscal 2002 and from 32.4% in the first quarter of 2003."


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"ECHO continues to work to maximize the success of our risk management tools and ability to underwrite our merchants in order to mitigate any potential chargeback losses. The reduction of our chargeback losses accounted for approximately 1.1% out of the 4.1% of the gross margin improvement for this quarter over the same period last year. Additionally, the 30.5% increase of the check services revenue this quarter also contributed to the higher gross margin, since check services normally generates a higher gross margin than bankcard processing revenue," Mr. Barry added.

"During the second quarter, ECHO continued to make excellent progress in providing value-added services with our payment processing solutions. The Company announced a strategic reseller agreement with Deposit Payment Protection Services, Inc., a wholly owned subsidiary of eFunds Corporation, for its SCAN OnLineSM risk scoring services. By offering real time access to two of the largest check verification services in the country, ECHO's own National Check Network and SCAN OnLineSM, we will enable our customers to achieve significant cost savings through the reduction of check fraud and transaction losses." ECHO plans to offer this value-added service to merchants in the coming months.

Total processing and transaction revenue for this fiscal quarter increased 17.3% to $9,708,000 million in the second quarter of fiscal 2003 from $8,278,000 million in the same period last year.

Bankcard processing and transaction revenue increased 13.4% to $7,796,000 for this fiscal quarter, from $6,876,000 in the second fiscal quarter 2002. This increase was mainly attributable to the organic growth from the Company's existing merchants and other marketing initiatives, such as the Company's MerchantAmerica and sales programs to smaller regional and community banks.

Check-related revenues increased 30.5% to $1,971,000 for the three months ended March 31, 2003, from $1,510,000 for the three months ended March 31, 2002. This increase was primarily due to strong growth in ACH and check conversion services.

"We continue to receive excellent feedback from major retailers regarding the potential of the Visa POS Check Service to sharply reduce transaction costs, manage risk, and accommodate customer payment preferences," said Mr. Barry. "As the market gains acceptance of the Visa POS Check Service, it will significantly increase the Company's opportunities to market its check conversion services and verification services to its core merchant base and solidify its strategic relationships with the various financial institutions that have chosen the Company as its third-party processor under the Visa POS Check Service program."

"The Company generated $1,889,000 of cash from operating activities in the six months ended March 31, 2003, as compared to $600,000 cash used in the same period last year," continued Mr. Barry. "ECHO's balance sheet continues to be strong, with $2,878,000 in cash and cash equivalents, $3,261,000 in working capital and $9,354,000 in stockholders' equity as of March 31, 2003."

"Looking to the third quarter, we are gaining momentum in both the interest in and the implementation of our payment processing solutions and we are optimistic that we will continue our strong double digit revenue growth," Mr. Barry concluded.

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking.

For more information about ECHO, please visit www.echo-inc.com.
                                              ----------------

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts re forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.



                          -  FINANCIAL TABLES FOLLOW -

                            ELECTRONIC  CLEARING  HOUSE,  INC.
                             CONSOLIDATED  BALANCE  SHEETS
                                     (UNAUDITED)

                                       ASSETS
                                                                         MARCH 31,     SEPTEMBER 30,
                                                                           2003            2002
                                                                       -------------  ---------------
Current assets:
  Cash and cash equivalents                                            $  2,878,000   $    2,409,000
  Restricted cash                                                         1,057,000          906,000
  Accounts receivable less allowance of $445,000 and $431,000             1,889,000        1,744,000
  Inventory                                                                 242,000          234,000
  Prepaid expenses and other assets                                         216,000          169,000
  Deferred tax asset                                                         84,000          266,000
                                                                       -------------  ---------------
    Total current assets                                                  6,366,000        5,728,000

Noncurrent assets:
  Property and equipment, net                                             6,016,000        5,101,000
  Deferred tax asset                                                      1,793,000        2,018,000
  Other assets less accumulated amortization of $282,000 and $259,000       534,000          637,000
  Goodwill, net                                                                 -0-        4,707,000
                                                                       -------------  ---------------

    Total assets                                                       $ 14,709,000   $   18,191,000
                                                                       =============  ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt          $    571,000   $      515,000
  Accounts payable                                                           95,000          201,000
    Settlement payable to merchants                                       1,201,000          729,000
   Accrued expenses                                                       1,238,000          987,000
  Deferred income                                                               -0-           62,000
                                                                       -------------  ---------------
    Total current liabilities                                             3,105,000        2,494,000

Long-term debt                                                            2,250,000        2,159,000
                                                                       -------------  ---------------
    Total liabilities                                                     5,355,000        4,653,000
                                                                       -------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 authorized:
   5,844,424 and 5,835,331 shares issued; 5,805,155 and
   5,796,062 shares outstanding                                              58,000           58,000
  Additional paid-in capital                                             21,456,000       21,435,000
  Accumulated deficit                                                   (11,691,000)      (7,486,000)
  Less treasury stock at cost, 39,269 common shares                        (469,000)        (469,000)
                                                                       -------------  ---------------
    Total stockholders' equity                                            9,354,000       13,538,000
                                                                       -------------  ---------------

  Total liabilities and stockholders' equity                           $ 14,709,000   $   18,191,000
                                                                       =============  ===============

                                                 ELECTRONIC CLEARING HOUSE, INC.
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (UNAUDITED)


                                                                             THREE MONTHS                      SIX MONTHS
                                                                            ENDED MARCH 31,                  ENDED MARCH 31,
                                                                 ------------------------------------  --------------------------
                                                                       2003               2002             2003          2002
                                                                 -----------------  -----------------  ------------  ------------

Revenues:
  Processing revenue                                             $      5,139,000   $      4,061,000   $ 9,886,000   $ 7,868,000
  Transaction revenue                                                   4,569,000          4,217,000     8,984,000     8,256,000
  Terminal sales                                                           27,000             54,000        59,000       129,000
  Other revenue                                                            32,000             54,000       139,000        54,000
                                                                 -----------------  -----------------  ------------  ------------

                                                                        9,767,000          8,386,000    19,068,000    16,307,000
                                                                 -----------------  -----------------  ------------  ------------
Costs and expenses:
  Processing and transaction expense                                    6,348,000          5,750,000    12,537,000    10,880,000
  Cost of terminals sold                                                   17,000            231,000        38,000       263,000
  Other operating costs                                                   758,000            678,000     1,479,000     1,287,000
  Research and development expense                                        296,000            442,000       667,000       798,000
  Selling, general and administrative expenses                          1,883,000          1,786,000     3,355,000     3,528,000
  Amortization expense - goodwill                                             -0-            128,000           -0-       256,000
  Legal settlement                                                            -0-          2,500,000           -0-     2,500,000
                                                                 -----------------  -----------------  ------------  ------------

                                                                        9,302,000         11,515,000    18,076,000    19,512,000
                                                                 -----------------  -----------------  ------------  ------------

Income (loss) from operations                                             465,000         (3,129,000)      992,000    (3,205,000)

Interest income                                                             7,000             14,000        15,000        36,000
Interest expense                                                          (47,000)           (24,000)      (99,000)      (38,000)
                                                                 -----------------  -----------------  ------------  ------------

Income (loss) before provision for income taxes and
cumulative effect of an accounting change                                 425,000         (3,139,000)      908,000    (3,207,000)
(Provision) benefit  for income taxes                                    (157,000)         1,231,000      (406,000)    1,206,000
                                                                 -----------------  -----------------  ------------  ------------
Income (loss) before cumulative effect of an accounting change            268,000         (1,908,000)      502,000    (2,001,000)
Cumulative effect of an accounting change to adopt SFAS 142                   -0-                -0-    (4,707,000)          -0-
                                                                 -----------------  -----------------  ------------  ------------

Net earnings (loss)                                              $        268,000   $     (1,908,000)  $(4,205,000)  $(2,001,000)
                                                                 =================  =================  ============  ============

Basic net earnings (loss) per share
  Before cumulative effect of accounting change                  $           0.05   $          (0.33)  $      0.09   $     (0.35)
  Cumulative effect of accounting change                                      -0-                -0-         (0.81)          -0-
                                                                 -----------------  -----------------  ------------  ------------
  Basic net earnings (loss) per share                            $           0.05   $          (0.33)  $     (0.72)  $     (0.35)
                                                                 =================  =================  ============  ============
Diluted net earnings (loss) per share
  Before cumulative effect of accounting change                  $           0.05   $          (0.33)  $      0.09   $     (0.35)
  Cumulative effect of accounting change                                      -0-                -0-        ( 0.81)          -0-
                                                                 -----------------  -----------------  ------------  ------------
  Diluted net earnings (loss) per share                          $           0.05   $          (0.33)  $     (0.72)  $     (0.35)
                                                                 =================  =================  ============  ============

Weighted average shares outstanding
  Basic                                                                 5,801,619          5,790,267     5,798,810     5,779,988
                                                                 =================  =================  ============  ============
  Diluted                                                               5,914,121          5,790,267     5,852,717     5,779,988
                                                                 =================  =================  ============  ============

                                                               SIX MONTHS
                                                              ENDED MARCH 31,
                                                         ------------------------
                                                            2003         2003
                                                         -----------  -----------
Cash flows from operating activities:
Net loss                                                 (4,205,000)  (2,001,000)
Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
  Depreciation                                              330,000      307,000
  Amortization of software                                  425,000      233,000
  Amortization of goodwill                                      -0-      251,000
  Provision for losses on accounts and notes receivable      26,000      203,000
  Provision for obsolete inventory                              -0-      200,000
  Write-down of real estate                                     -0-      100,000
   Fair value of stock issued in connection with
   directors' compensation                                   21,000       45,000
  Deferred income taxes                                     407,000   (1,211,000)
  Legal settlement                                              -0-    1,300,000
  Cumulative effect of an accounting change               4,707,000          -0-
Changes in assets and liabilities:
  Restricted cash                                          (151,000)     523,000
  Accounts receivable                                      (171,000)    (250,000)
  Inventory                                                  (8,000)      25,000
  Accounts payable                                         (106,000)      20,000
  Settlement payable to merchants                           472,000      (98,000)
  Accrued expenses                                          251,000     (176,000)
  Prepaid expenses                                         (109,000)     (71,000)
                                                         -----------  -----------
  Net cash provided by (used in) operating activities     1,889,000     (600,000)
                                                         -----------  -----------

Cash flows from investing activities:
  Other assets                                               80,000      (22,000)
  Purchase of equipment and software                     (1,470,000)    (958,000)
                                                         -----------  -----------

  Net cash used in investing activities                  (1,390,000)    (980,000)
                                                         -----------  -----------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                   292,000          -0-
   Repayment of notes payable                               (88,000)     (65,000)
  Repayment of capitalized leases                          (234,000)    (109,000)
  Proceeds from exercise of stock options                       -0-       11,000
                                                         -----------  -----------

  Net cash used in financing activities                     (30,000)    (163,000)
                                                                      -----------
Net increase (decrease) in cash                             469,000   (1,743,000)
Cash and cash equivalents at beginning of period          2,409,000    4,147,000
                                                                      -----------
Cash and cash equivalents at end of period                2,878,000    2,404,000
                                                         ===========  ===========

Media Contact:
--------------
Donna Rehman, Corporate Secretary                    Crocker Coulson, Partner
818-706-8999, ext. 3033                              Coffin Communications Group
Electronic Clearing House, Inc., Agoura Hills, Calif.     818-789-0100
URL:http://www.echo-inc.com                  E-MAIL:crocker.coulson@coffincg.com
---------------------------                         ----------------------------
E-MAIL: corp@ECHO-inc.com
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